UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 22, 2021

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported by TPI Composites, Inc., a Delaware corporation (the “Company”), on November 10, 2021 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Signing 8-K”), the Company entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated November 8, 2021 with Oaktree Power Opportunities Fund V (Delaware) Holdings L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (collectively, the “Purchasers”), pursuant to which, among other things, the Company agreed to issue and sell to the Purchasers an aggregate of 350,000 shares of a newly designated Series A Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $350,000,000, and issue to the Purchasers warrants to purchase an aggregate of 4,666,667 shares of common stock, par value $0.01 per share (“Common Stock”) at an exercise price of $0.01 per share (collectively, the “Warrants”). The transactions contemplated by the Purchase Agreement closed on November 22, 2021 (the “Closing Date”).

Investor Rights Agreement

As a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company and the Purchasers entered into an Investor Rights Agreement (the “Investor Rights Agreement”) on the Closing Date pursuant to which, among other things, the Company granted the Purchasers certain customary registration rights with respect to the shares of the Company’s Common Stock underlying the Warrant and certain other securities that may be issued to the Purchasers in respect of the Warrant.

A description of the terms of the Investor Rights Agreement is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 1.01. The Investor Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Warrants

In connection with the sale of the Series A Preferred Stock under the Purchase Agreement, the Company issued the Warrants to the Purchasers pursuant to warrant certificates on the Closing Date.

A description of the terms of the Warrants is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 1.01. The Warrants are attached hereto as Exhibits 10.2-10.4 and are incorporated herein by reference.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2021, the Company used $181.6 million of the net proceeds from the issuance and sale of the Series A Preferred Stock and the Warrant to repay all outstanding indebtedness under and terminate the Credit Agreement, dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time a party thereto.

A description of the terms of the Credit Agreement is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and is incorporated by reference into this Item 1.02.

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The Company issued 350,000 shares of the Series A Preferred Stock and the Warrant to the Purchasers on the Closing Date in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

A description of the terms of the Series A Preferred Stock and the Warrant is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 3.02.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The powers, designations, preferences, and other rights of the Series A Preferred Stock are set forth in a Certificate of Designations that the Company filed with the Secretary of State of the State of Delaware on the Closing Date (the “Certificate of Designations”). The Certificate of Designations became effective on the Closing Date. A description of such powers, designations, preferences, and other rights is set forth in Item 1.01 of the Signing 8-K and is incorporated by reference into this Item 5.03.

The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1 – Certificate of Designations of the Series A Preferred Stock of the Company.

10.1 – Investor Rights Agreement, dated as of November 22, 2021, among the Company, Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

10.2 – Warrant Certificate, dated as of November 22, 2021, issued to Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P.

10.3 – Warrant Certificate, dated as of November 22, 2021, issued to Oaktree Phoenix Investment Fund, L.P.

10.4 – Warrant Certificate, dated as of November 22, 2021, issued to Opps TPIC Holdings LLC

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: November 23, 2021	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer